March 17, 1997


Wiz Technology, Inc.
32951 Calle Perfecto
San Juan Capistrano, CA 92675

Re:   Registration Statement on
      Form S-8 ("Registration Statement")

Gentlemen:

      You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 3,800,000 shares of common stock, par value $.001 per share ("Shares"), including 1,200,000 shares issuable under the 1993 Stock Option Plan (the "Plan") and 200,000 shares issuable under the Stock Compensation Plan.

      As your counsel, we have reviewed and examined:

      1. The Articles of Incorporation of the Corporation, as certified to us by the Nevada
Secretary of State;

      2.         The Bylaws of the Corporation;

      3.         The minute book of the Corporation;

      4.         A copy of certain resolutions of the corporation;

      5.         The Registration Statement;

      6.         The Plan; and

      7. Such other matters as we have deemed relevant in order to form our opinion.

      In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

WIZ Technology, Inc.
March 17, 1997
Page -7-

      Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable, provided that the Board of Directors or any committee thereof authorizes the issuance thereof, and no less than par value is paid for any Shares.

      No opinion is expressed herein as to the application of state securities or Blue Sky laws.

      This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

      Notwithstanding the above, we consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND